Exhibit 99.5

Wilpinjong Coal Pty Ltd

Directors’ Report

The directors present their report together with the financial report of Wilpinjong Coal Pty Ltd (“the Company”) for the three months ended 30 September 2020.

Directors

The directors of the Company at any time during or since the end of the period are as follows. Directors were in office for this entire period unless otherwise stated.

B Haas

F Kruger

Principal activities

The principal activity of the Company during the period was operating a thermal coal mine in New South Wales. There were no significant changes in the nature of the activities of the Company during the period.

Dividends

No dividends were paid or declared by the Company during or since the end of the period (2019: $Nil).

Review of operations

The Company recorded an operating profit after tax of $20,305,000 for the three months ended 30 September 2020 (2019: $39,977,000). The Company recorded an operating profit after tax of $69,729,000 for the nine months ended 30 September 2020 (2019: $121,471,000).

Significant changes in the state of affairs

Coronavirus outbreak:

On March 11, 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The global impact on economic activity has severely curtailed demand for numerous commodities. Within the global coal industry, supply and demand disruptions have been widespread as the COVID-19 pandemic has forced lockdowns and restrictions. Coal mining in Australia has been designated as an essential business to support coal-fueled electric power generation and critical steelmaking needs. Mining operations at Wilpinjong have continued throughout the reporting period with the Company experiencing stable demand for product, with any downturn in profits driven by current global coal pricing conditions.

While the ultimate impacts of the COVID-19 pandemic on the Company’s business are unknown, the Company expects continued interference with general commercial activity, which may further negatively affect both demand and prices for the Company’s products. The Company also faces disruption to supply chain and distribution channels, potentially increasing its costs of production, storage and distribution, and potential adverse effects to the Company’s workforce, each of which could have a material adverse effect on the Company’s business, financial condition or results of operations. Given the uncertainties with respect to future COVID-19 developments, including the duration, severity and scope, as well as the necessary government actions to limit the spread, the Company is unable to estimate the full impact of the pandemic on its business, financial condition, results of operations or cash flows at this time.

Wilpinjong Coal Pty Ltd

Directors’ Report

Significant changes in the state of affairs (continued)

Corporate Structure

The ultimate parent company of the Company, Peabody Energy Corporation (PEC), is undertaking a process to explore and evaluate various strategic financing alternatives. In connection with considering various options to enhance its financial flexibility, the Company subdivided its ordinary shares into 1,202 ordinary shares and a wholly owned subsidiary of PEC has acquired 100% of the ordinary share capital of the Company. As part of this transaction, Peabody Energy Australia Pty Ltd paid to the Company US$100M cash as partial repayment of an intercompany receivable from Peabody Energy Australia Pty Ltd, with the balance of its intercompany payables and receivables forgiven.

As part of this transaction, the Company was also released from being a sub-servicer to the PEC Accounts Receivable Securitisation program. The Company will resume collecting all trade receivable positions under normal invoice terms going forward.

Issue of Bank Guarantee

During July 2020, the Company issued a bank guarantee for $50 million Australian dollars as a performance guarantee in favour of the Company’s largest customer. Under the terms of the coal supply agreement, the customer may unilaterally demand such a guarantee at any time. The coal supply agreement and an associated step-in deed also require the Company to maintain compliance with certain covenants and restrictions. In the event of noncompliance, the customer may exercise contractual step-in rights to appoint a receiver to operate the mine within the parameters of the coal supply agreement and step-in deed. As at the date of signing this report the Company is in compliance with the terms of these contractual arrangements.

Matters subsequent to the end of the financial period

No matters or circumstance have arisen since 30 September 2020 that has significantly affected, or may significantly affect:

(a)	The Company’s operations in future financial periods; or

(b)	The results of those operations in future financial periods; or

(c)	The Company’s state of affairs in future financial periods.

Likely developments and expected results of operations

Other than the impact of COVID-19 noted in the significant changes in the state of affairs above no other information on likely developments in operations of the Company and the expected results of operations has been included in this report as the directors believe it may result in unreasonable prejudice to the Company.

Environmental regulation and performance

The Company’s mining and exploration operations are subject to environmental regulation under State and Commonwealth laws.

The Company has experienced the following performance issues for the period ended 30 September 2020 and subsequently:

On 9 and 19 February 2020, the Company reported to the NSW Environment Protection Authority 2 uncontrolled releases of mine water into an adjacent water course as a result of high intensity rainfall events. Following

Wilpinjong Coal Pty Ltd

Directors’ Report

Environmental regulation and performance (continued)

communication with the relevant authorities, the Company was notified that no further action regarding the reported events would be taken and corrective actions to prevent a reoccurrence of these discharges have been completed.

On 11 July 2020, an overburden blast produced a ground vibration level which marginally exceeded Wilpinjong’s agreed limits. The Department of Planning, Industry and Environment have determined to record the breach with no further enforcement action.

Other than as disclosed above, there have been no significant known breaches of the Company’s environmental obligations imposed by local, state and federal governments to the knowledge and belief of Management.

There have been no significant known breaches of the Company’s environmental requirements imposed by local, state and federal governments to the knowledge and belief of Management, other than disclosed above.

Indemnification and insurance of directors and officers

During the period, a related party paid premiums in respect of Directors’ and Officers’ Liability and Legal Expenses insurance contracts. The insurance contracts insure against certain liabilities (subject to exclusions) for persons who are or have been directors or officers of the Company and controlled entities. The nature of the liabilities indemnified and the premium payable are not disclosed.

Rounding of amounts

The Company is of a kind referred to in the ASIC Corporations (Rounding in Financial/Directors’ Reports) Instrument 2016/191, issued by the Australian Securities & Investments Commission, relating to the ‘rounding off’ of amounts in the financial report. Amounts in the financial report have been rounded off in accordance with that legislative instrument to the nearest thousand dollars, or in certain cases, to the nearest dollar.

Signed in accordance with a resolution of the Board of Directors:

/s/ B Haas

B Haas

Director

Date: 18 December 2020

Wilpinjong Coal Pty Ltd

Financial Report

Financial report for the 3 months ended 30 September 2020

This financial report covers the Company as an individual entity. All amounts in this financial report are stated in Australian dollars unless stated otherwise.

The Company is a company limited by shares, incorporated and domiciled in Australia. Its registered office and principal place of business is:

Wilpinjong Coal Pty Ltd

100 Melbourne Street

South Brisbane QLD 4101

A description of the nature of the entity’s operations and its principal activities is included in the directors’ report starting on page 1, which is not part of this financial report.

Wilpinjong Coal Pty Ltd

Statement of Comprehensive Income

For the 3 months ended 30 September 2020

	Notes	3 months ended 30/09/2020 $’000	3 months ended 30/09/2019 $’000	9 months ended 30/09/2020 $’000	9 months ended 30/09/2019 $’000
Revenue from contracts with customers	3	136,168	198,401	442,155	565,558
Cost of sales	5	(93,127)	(130,450)	(302,870)	(353,176)

Gross profit		43,041	67,951	139,285	212,382

Other income	4	(29)	(279)	391	478
Administrative expenses		(264)	(367)	(861)	(1,106)
Depreciation and amortisation	8	(12,261)	(12,274)	(37,049)	(35,574)
Finance costs	6	(930)	(829)	(2,660)	(2,894)
Foreign exchange (losses)/gains		1,209	1,395	2,139	(853)

Profit before tax		30,766	55,597	101,245	172,433
Income tax expense	9	(10,461)	(15,620)	(31,516)	(50,962)

Profit and comprehensive income attributable to the members of Wilpinjong Coal Pty Ltd		20,305	39,977	69,729	121,471

The statement of comprehensive income should be read in conjunction with the accompanying notes.

Wilpinjong Coal Pty Ltd

Statement of financial position

As at 30 September 2020

	Notes	30/09/2020 $’000	31/12/2019 $’000
Assets
Current assets
Cash and cash equivalents	7	96,376	—
Trade and other receivables		26,874	9,584
Trade and other receivables—intercompany		58,846	724,514
Inventories		43,722	35,125
Other assets		3,722	3,277

Total current assets		229,540	772,500

Non-current assets
Trade and other receivables		1,145	1,186
Deferred tax asset	9	29,099	31,136
Property, plant and equipment	8	330,131	322,344
Right of use assets		1,964	22,447
Other assets		9	10

Total non-current assets		362,348	377,123

Total assets		591,888	1,149,623

Liabilities
Current liabilities
Trade and other payables		43,896	51,284
Trade and other payables—intercompany		21,496	662,594
Provisions		32,388	30,033
Other current liabilities		2,238	5,659

Total current liabilities		100,018	749,570

Non-current liabilities
Provisions		74,054	74,476
Other non-current liabilities		—	1,358

Total non-current liabilities		74,054	75,834

Total liabilities		174,072	825,404

Net assets		417,816	324,219

Equity
Equity attributable to equity holders of the parent
Contributed equity		—	—
Reserves		(864,439)	(888,307)
Accumulated profits		1,282,255	1,212,526

Total equity		417,816	324,219

The statement of financial position should be read in conjunction with the accompanying notes.

Wilpinjong Coal Pty Ltd

Statement of changes in equity

For the 3 months ended 30 September 2020

	Contributed equity $’000	Reserves $’000	Retained earnings $’000	Total equity $’000
At 1 January 2019	—	(738,529)	1,049,451	310,922
Adoption of AASB 16 Leases	—	—	(146)	(146)

Restated 1 January 2019	—	(738,529)	1,049,305	310,776

Total comprehensive income for the period	—	—	121,471	121,471

Transactions with owners in their capacity as owners:
Fair value adjustment	—	(137,958)	—	(137,958)

At 30 September 2019	—	(876,487)	1,170,776	294,289

At 1 January 2020	—	(888,307)	1,212,526	324,219
Total comprehensive income for the period	—	—	69,729	69,729
Transactions with owners in their capacity as owners:
Fair value adjustment	—	594,740	—	594,740
Intercompany payable debt forgiven	—	(570,872)	—	(570,872)

At 30 September 2020	—	(864,439)	1,282,255	417,816

The statement of changes in equity should be read in conjunction with the accompanying notes.

Wilpinjong Coal Pty Ltd

Statement of cash flows

For the 3 months ended 30 September 2020

	Note	9 months ended 30/09/2020 $’000	9 months ended 30/09/2019 $’000
Cash flows from operating activities
Cash receipts from customers		442,866	584,134
Cash paid to suppliers and employees		(335,842)	(370,866)
Interest received from third parties		5	—
Interest paid		(1,728)	(2,081)

Net cash flows from operating activities		105,301	211,187

Cash flows used in investing activities
Acquisition of property, plant and equipment		(22,261)	(30,613)
Proceeds from sale of property, plant and equipment		11	43

Net cash flows used in investing activities		(22,250)	(30,570)

Cash flows from/(used in) financing activities
Net funds received from/(advanced to) related parties		20,523	(162,689)
Principal portion of lease		(7,198)	(17,928)

Net cash flows from/(used in) financing activities		13,325	(180,617)

Net increase in cash and cash equivalents		96,376	—
Cash and cash equivalents at beginning of period		—	—

Cash and cash equivalents at end of period	7	96,376	—

The statement of cash flows should be read in conjunction with the accompanying notes.

Wilpinjong Coal Pty Ltd

Notes to the financial statements

For the 3 months ended 30 September 2020

1.	Summary of significant accounting policies

Wilpinjong Coal Pty Ltd (the “Company”) is a company limited by shares and incorporated and domiciled in Australia. The interim financial statements represent the Company as an individual entity.

(a)	Basis of preparation

The interim financial statements for the three months ending 30 September 2020 have been prepared in accordance with AASB 134 Interim Financial Reporting. The interim financial statements of the Company also comply with IAS 34 Interim Financial Reporting. The interim financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the annual financial report of the Company for the year ended 31 December 2019.

The financial report has been prepared on a historical cost basis except for certain assets and liabilities, which as noted have been measured at fair value.

The financial report is presented in Australian dollars and all values have been rounded to the nearest thousand dollars (where rounding is applicable) under the option available to the Company under ASIC Corporations (Rounding in Financial/Directors’ Reports) Instrument 2016/191. The Company is an entity to which that legislative instrument applies.

Going concern basis

At 30 September 2020, the Company reported a net current asset position of $129,522,000 and a net asset position of $417,816,000.

In considering the Company’s ability to continue as a going concern, management assessed the Company’s access to capital. The Company continues to have access to cash reserves through its own bank account and the PEC group’s central treasury function.

Access to funding through the PEC group central treasury function and continued access to the Company’s existing cash reserves, relies on the good financial standing of PEC. In considering the financial standing of PEC, it is probable, as of 31 December 2020, if PEC does not successfully take mitigation actions, it will be noncompliant with particular restrictions and covenants under certain of its debt agreements. Such noncompliance with these particular restrictions and covenants would constitute a default or cross default under certain PEC’s debt agreements, at which time the lenders could elect to accelerate the maturity of the related indebtedness or exercise other rights and remedies under the debt agreements. This risk of noncompliance, accompanied by recent negative financial performance and market trends, as well as substantial collateral demands from its surety bond providers, raise questions about whether PEC will meet its obligations as they become due within one year from the date of issuance of the accompanying audited financial statements and its ability to continue as a going concern.

The Directors have noted and also taken into consideration the following actions currently being progressed by PEC to mitigate this risk and uncertainty:

•

entered into a transaction support agreement in November 2020 with the providers of 99% of PEC’s surety bond portfolio to define their commitments to implanting a transaction resolving approximately $800 million U.S. dollars in collateral demands made by the surety providers with the agreement contingent upon an agreement between PEC, its revolving credit lenders, and the holders of PEC’s 2022 Senior Notes that provides covenant relief and extension of maturity dates, while maintain financial flexibility;

Wilpinjong Coal Pty Ltd

Notes to the financial statements (continued)

For the 3 months ended 30 September 2020

1.	Summary of significant accounting policies (continued)

•

working towards a transaction support agreement in December 2020 with certain holders of PEC’s 2022 Senior notes that defines their commitments to implement an exchange offer conducted by PEC of any and all of its 2022 Senior Notes for specified consideration and an exchange offer conducted by PEC for its Revolving Commitments for specified consideration, with such transactions eliminating financial covenants and extending maturities of the related debt; and

•	the deferral of discretionary capital spend.

The Directors believe the mitigating actions discussed above will allow the Company to continue as a going concern and to realise its assets and extinguish its liabilities in the ordinary course of business. Accordingly, the Directors consider that the Company is a going concern. The financial report does not include any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that might be necessary should the entity not continue as a going concern.

(b)	New accounting standards, interpretations and amendments

The accounting policies adopted in the preparation of this financial report are consistent with those followed in the preparation of the Company’s annual financial statements for the year ended 31 December 2019, except for the adoption of new standards effective as of 1 January 2020. The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. Several amendments and interpretations apply for the first time in 2020, but do not have an impact on the financial report of the Company.

2.	Segment information

The Company operates from one location in the western coalfields of NSW and produces a high-quality thermal coal for domestic and export markets.

For management purposes, the Company is organised into one operating segment in Australia. All of the Company’s activities are interrelated, and discrete financial information is reported to senior management as a single segment.

Accordingly, all significant operating decisions are based upon analysis of the Company as one segment. As the Company has only one reportable segment, the profit for the segment includes all income and expense items of the Company and the assets of the segment include all of the Company’s assets as at balance date.

3.	Revenue from contracts with customers

For the period ended	Revenue recognition timing	3 months ended 30/09/2020 $’000	3 months ended 30/09/2019 $’000	9 months ended 30/09/2020 $’000	9 months ended 30/09/2019 $’000
Coal sales revenue from contracts with customers	Point in time	135,285	198,922	444,385	570,052
Other revenue*	Point in time	883	(521)	(2,230)	(4,494)

		136,168	198,401	442,155	565,558

*	Revenue associated with provisional pricing features in contracts from customers.

Wilpinjong Coal Pty Ltd

Notes to the financial statements (continued)

For the 3 months ended 30 September 2020

3.	Revenue from contracts with customers (continued)

The company has performance obligations under the coal supply agreement and associated step-in deed, with one of its customers, whereby it charges all its assets relating to the mine (subject to certain exclusions) as security and is required to maintain compliance with certain covenants and restrictions. In the event of noncompliance, the customer may exercise contractual step-in rights to appoint a receiver to operate the mine within the parameters of the coal supply agreement and step-in deed.

4.	Other income

	3 months ended 30/09/2020	3 months ended 30/09/2019	9 months ended 30/09/2020	9 months ended 30/09/2019
For the period ended	$’000	$’000	$’000	$’000
Loss on sale of property, plant and equipment	(108)	(169)	(104)	(124)
Interest income	5	—	5	—
Other	74	(110)	490	602

	(29)	(279)	391	478

5.	Cost of sales

	3 months ended 30/09/2020	3 months ended 30/09/2019	9 months ended 30/09/2020	9 months ended 30/09/2019
For the period ended	$’000	$’000	$’000	$’000
Labour costs	26,287	28,795	78,076	81,676
Materials and supplies	34,017	40,618	96,788	118,591
Third party service provider	15,336	25,721	54,120	61,891
Change in inventory	(7,499)	3,271	(4,380)	(928)
Selling and distribution expenses	19,099	21,425	57,367	61,147
Royalty expenses	5,887	10,620	20,899	30,799

	93,127	130,450	302,870	353,176

6.	Finance costs

	3 months ended 30/09/2020	3 months ended 30/09/2019	9 months ended 30/09/2020	9 months ended 30/09/2019
For the period ended	$’000	$’000	$’000	$’000
Third party guarantee fees	566	313	1,471	1,165
Finance charges payable under finance leases	53	118	225	380
Loans with related parties	—	127	32	536
Accretion expense	311	271	932	813

	930	829	2,660	2,894

Wilpinjong Coal Pty Ltd

Notes to the financial statements (continued)

For the 3 months ended 30 September 2020

7.	Cash and cash equivalents

	30/09/2020	31/12/2019
As at	$’000	$’000
Cash at bank and in hand	96,376	—

	96,376	—

8.	Property, plant and equipment and Right of use assets

The movement in Property, plant and equipment during the period ended 30 September 2020 was the result of asset additions of $22.3M netted with depreciation for the period of $32.3M. Further to this, $18M of leases were bought out and transferred from the Right of use assets category into Property, plant and equipment. There was an additional $2.9M of new leases during the period, disposals of $0.5M and depreciation of $4.7M relating to the right of use assets.

9.	Income and deferred tax

Income tax

The company calculates the period income tax expense using the tax rate that would be applicable to the expected total annual earnings. The major components of income tax expense in the interim statement of income are:

	3 months ended 30/09/2020	3 months ended 30/09/2019	9 months ended 30/09/2020	9 months ended 30/09/2019
For the period ended	$’000	$’000	$’000	$’000
(a) Income tax expense
Current tax expense	8,121	14,156	29,479	48,030
Adjustments for previous years expense	—	1,289	—	1,289
Deferred tax expense	2,340	175	2,037	1,643

Income tax expense attributable to profit from continuing operations	10,461	15,620	31,516	50,962

Net deferred tax assets:

	30/09/2020	31/12/2019
The balance comprises temporary differences attributable to:	$’000	$’000
Property, plant and equipment	23,605	24,926
Inventory	(6,217)	(5,019)
Rehabilitation asset	(14,737)	(16,403)
Employee entitlements	4,264	3,934
Rehabilitation liability	23,903	24,016
Other	(1,719)	(318)

Net deferred tax assets	29,099	31,136

Wilpinjong Coal Pty Ltd

Notes to the financial statements (continued)

For the 3 months ended 30 September 2020

10.	Related party transactions

(a)	Parent entities

At 30 September 2020 the parent company is PIC Acquisition Corp. The ultimate parent entity and ultimate controlling party is Peabody Energy Corporation (incorporated in the United States of America) which at 30 September 2020 indirectly owns 100% (2019: 100%) of the issued ordinary shares of the Company.

(b)	Transactions with related parties

The following transactions occurred with related parties outside of the Company:

		Sales to related parties	Purchases from related parties	Interest paid to related parties
For the 3 months ended		$’000	$’000	$’000
Other related parties
Peabody Coalsales Pacific Pty Ltd	2020	66,104	4,460	6
Peabody Coalsales Pacific Pty Ltd	2019	120,054	3,888	7
Wambo Coal Pty Ltd	2020	2,669	6,522	—
Wambo Coal Pty Ltd	2019	3,901	15,514	—
Peabody Energy Corporation	2020	—	248	—
Peabody Energy Corporation	2019	—	243	—

		Sales to related parties	Purchases from related parties	Interest paid to related parties
For the 9 months ended		$’000	$’000	$’000
Other related parties
Peabody Coalsales Pacific Pty Ltd	2020	230,084	9,911	2
Peabody Coalsales Pacific Pty Ltd	2019	339,297	10,208	158
Wambo Coal Pty Ltd	2020	5,480	11,179	—
Wambo Coal Pty Ltd	2019	5,128	22,317	—
Peabody Energy Corporation	2020	—	784	—
Peabody Energy Corporation	2019	—	728	—
Peabody Energy Australia Pty Ltd	2020	—	—	32
Peabody Energy Australia Pty Ltd	2019	—	—	613

	9 months to 30/09/2020	12 months to 31/12/2019
	$’000	$’000
Amount payable to related party:
Beginning of the year	662,594	454,344
Transactions during the period	114,009	208,250
Debt forgiveness	(755,107)	—

End of the period	21,496	662,594

Amount receivable from related party:
Beginning of the year	724,514	521,767
Transactions during the period	65,575	352,525
Loss allowance movement	594,734	(150,199)
Debt forgiveness	(1,325,977)	421

End of the period	58,846	724,514

Wilpinjong Coal Pty Ltd

Notes to the financial statements (continued)

For the 3 months ended 30 September 2020

10.	Related party transactions (continued)

The table above presents gross financial assets and gross financial liabilities between common entities within the Australian Group that are held at fair value though profit and loss and are valued using the Level 3 hierarchy. Other receivables—intercompany and other payables- intercompany have not been offset in the statement of financial position as there is not an enforceable netting arrangement. Other receivables- intercompany have been reduced to the value of payables, reflecting the settlement of payables can be achieved through contra of receivables with common controlled entities and accordingly they have been classified as current.

The ultimate parent company of the Company, Peabody Energy Corporation (PEC), is undertaking a process to explore and evaluate various strategic financing alternatives. In connection with considering various options to enhance its financial flexibility, the Company subdivided its ordinary shares into 1,202 ordinary shares and a wholly owned subsidiary of PEC has acquired 100% of the ordinary share capital of the Company. As part of this transaction, Peabody Energy Australia Pty Ltd paid to the Company US$100M cash as partial repayment of an intercompany receivable from Peabody Energy Australia Pty Ltd, with the balance of its intercompany payables and receivables forgiven.

Transactions with related parties include coal sales and coal purchases, accounts receivable securitisation transactions, sales related expenses including demurrage and commissions, corporate overhead allocations (management fees), and interest expense and interest income.

Terms and conditions of transactions with related parties

The sales to and purchases from related parties are made on terms equivalent to those that prevail in arm’s length transactions. Outstanding balances at the period end are unsecured and interest free and settlement occurs in cash. There have been no guarantees provided or received for any of the related party receivables.

11.	Financial instruments

The Company’s financial instruments consist of deposits with banks, accounts receivable and payable, other financial liabilities and finance lease liabilities. With the exception of some intercompany trade receivables, which are measured at FVTPL, the financial instruments are measured at amortised cost. The carrying amounts of financial instruments are a reasonable approximation of their fair values due to their short-term maturities.

12.	Contingent Liabilities

Guarantees

A contingent liability of $50M (31 December 2019: nil) exists in respect of the bank guarantee issued by the Company for financial assurance to maintain compliance with certain covenants and restrictions as specified in the coal supply agreement held with the Company’s largest customer.

Under the terms of the coal supply agreement, the customer may unilaterally demand such a guarantee at any time. The coal supply agreement and an associated step-in deed also require the Company to maintain compliance with certain covenants and restrictions. In the event of noncompliance, the customer may exercise contractual step-in rights to appoint a receiver to operate the mine within the parameters of the coal supply agreement and step-in deed. As at the date of signing this report the Company is in compliance with the terms of these contractual arrangements.

Wilpinjong Coal Pty Ltd

Notes to the financial statements (continued)

For the 3 months ended 30 September 2020

12.	Contingent Liabilities (continued)

Other Contingent Liabilities

From time to time, the Company is subject to various claims and litigation during the ordinary course of business. The directors have given consideration to such matters which are or may be subject to claims or litigation at period end and are of the opinion that no material contingent liability for such claims or litigation exists as the possibility of an outflow is remote.

13.	Events occurring after the balance sheet date

No matters or circumstance have arisen since 30 September 2020 that has significantly affected, or may significantly affect:

(a)	The Company’s operations in future financial periods; or

(b)	The results of those operations in future financial periods; or

(c)	The Company’s state of affairs in future financial periods.

Directors’ declaration

In accordance with a resolution of the directors of Wilpinjong Coal Pty Ltd (the “Company”), I state that:

In the opinion of the directors:

(a)	the financial statements and notes, set out on pages 5 to 16:

(i)	Comply with Australian Accounting Standard AASB134 Interim Financial Reporting as it applies to entities applying the Australian Accounting Standards; and

(ii)	Presents fairly the Company’s financial position as at 30 September 2020 and of their performance for the three months ended on that date

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

On behalf of the board

/s/ B Haas

B Haas

Director

Date: 18 December 2020

Ernst & Young 111 Eagle Street Brisbane QLD 4000 Australia GPO Box 7878 Brisbane QLD 4001	Tel: +61 7 3011 3333 Fax: +61 7 3011 3100 ey.com/au

To the members of Wilpinjong Coal Pty Ltd

Report on the Interim Financial Report

We have reviewed the accompanying interim financial report of Wilpinjong Coal Pty Ltd (the ‘Company’), which comprises the statement of financial position as at 30 September 2020, and the statement of comprehensive income for three and nine months ended 30 September 2020, statement of changes in equity and statement of cash flows for the nine months ended on that date, other selected explanatory notes and the directors’ declaration.

Emphasis of Matter: Material uncertainty in relation to going concern

We draw attention to Note 1 of the financial report, which describes the principal conditions that raise doubt about Company’s ability to continue as a going concern. These events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Directors’ Responsibility for the Interim Financial Report

The directors of the Company are responsible for the preparation and fair presentation of the interim financial report and for such internal controls as the directors determine are necessary to enable the preparation of the interim financial report that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express a conclusion on the interim financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the accompanying financial report is not presented fairly, in all material respects, in accordance with AASB 134 Interim Financial Reporting. As the auditor of Wilpinjong Coal Pty Ltd, ASRE 2410 also requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of an interim financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

A member firm of Ernst & Young Global Limited

Liability limited by a scheme approved under Professional Standards Legislation

Independence

In conducting our review, we have complied with the independence requirements of the Australian professional accounting bodies.

Conclusion

Based on our review, which is not an audit, nothing has come to our attention that causes us to believe that the interim financial report of Wilpinjong Coal Pty Ltd does not present fairly, in all material respects, the Company’s financial position as at 30 September 2020 and its financial performance and its cash flows for the interim periods ended on that date, in accordance with AASB 134 Interim Financial Reporting.

/s/ Ernst & Young

Ernst & Young

Brisbane

18 December 2020

A member firm of Ernst & Young Global Limited

Liability limited by a scheme approved under Professional Standards Legislation